UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2007 (November 12, 2007)

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MASSEY ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Non-Employee Director Compensation Summary

On November 11, 2007, pursuant to its Committee Charter, the Compensation Committee of the Board of Directors of Massey Energy Company (the “Company”) conducted its annual review of the Company’s Non-Employee Director Compensation Summary that summarizes the compensation payable to the non-employee directors and recommended to the Governance and Nominating Committee changes to the compensation payable to non-employee directors set forth in the Non-Employee Director Compensation Summary.  In conjunction with its review of the Non-Employee Director Compensation Summary, the Compensation Committee engaged an outside benefits consultant to provide guidance to the Compensation Committee on what changes to make, if any, to the Non-Employee Director Compensation Summary.

On November 12, 2007, upon the recommendation of the Governance and Nominating Committee, the Board of Directors approved the changes to the Non-Employee Director Compensation Summary applicable to non-employee directors after November 12, 2007.   The annual retainer, payable quarterly, was changed from $40,000 to $44,000.  Additionally, a $30,000 annual retainer, payable quarterly, was established for the Lead Independent Director.  The number of shares of restricted stock awarded to a non-employee director upon his or her appointment or election to the Board of Directors was changed from 4,000 restricted shares to that number of restricted shares equal to the value of $110,000 based on the closing stock price on the date of grant, or in the event that the market is closed, the next preceding trading day.  The number of restricted units awarded to a non-employee director upon his or her appointment to the Board of Directors was changed from 2,750 restricted units to that number of restricted shares equal to the value of $74,000 based on the closing price on the date of grant, or in the event that the market is closed, the next preceding trading day.  The number of shares of restricted stock awarded on an annual basis to a non-employee director was changed from 2,000 restricted shares to that number of restricted shares equal to the value of $80,000 based on the closing price on the date of grant, or in the event that the market is closed, the next preceding trading day.  The Massey Energy Company Non-Employee Director Compensation Summary, as amended and restated, is effective as of November 12, 2007 and is attached hereto as Exhibit 10.1 and is hereby incorporated into this Item 1.01.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On November 12, 2007, the Audit Committee of the Board of Directors of the Company approved the dismissal of Arnett & Foster P.L.L.C. (“Arnett & Foster”) as the independent registered public accounting firm for the Company’s Coal Company Salary Deferral and Profit Sharing Plan (the “401(k) Plan”).  Further, on November 12, 2007, the Audit Committee of the Board of Directors approved Keiter, Stephens, Hurst, Gary & Shreaves, P.C. (“Keiter Stephens”) as the 401(k) Plan’s new independent registered public accounting firm for the year ended December 31, 2007.  The Audit Committee, in an effort to reduce costs, determined that it would be preferable for the Company to have another accounting firm take over the audit of the 401(k) Plan.

The report of Arnett & Foster on the financial statements of the 401(k) Plan for the years ended December 31, 2005 and 2006 contained no adverse opinion or disclaimer of opinion, and such report was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the years ended December 31, 2006 and 2005 and through November 12, 2007, there were no disagreements with Arnett & Foster on any accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arnett & Foster would have caused it to make a reference to the subject matter of the disagreements in connection with its report on the 401(k) Plan’s financial statements for such years.

No reportable event as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred during the years ended December 31, 2005 and 2006 and through November 12, 2007 with respect to the 401(k) Plan.

The 401(k) Plan provided a copy of the foregoing disclosures to Arnett & Foster prior to the date of the filing of this report and requested that Arnett & Foster furnish it with a letter addressed to the United States Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Neither the 401(k) Plan, nor anyone on its behalf consulted with Keiter Stephens during the years ended December 31, 2006 and 2005, and through November 12, 2007 regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the 401(k) Plan’s financial statements, or (iii) any matter that was either the subject of any disagreement or any reportable event as defined in paragraphs (a)(1)(iv) and (a)(1)(v) of Item 304 of Regulation S-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Salary Changes of Named Executive Officers

In conjunction with its review of the 2008 LTI Program, the Compensation Committee conducted its annual salary review of the Named Executive Officers and other key employees and recommended to the Board of Directors that certain changes be made, with such changes to become effective January 1, 2008. On November 12, 2007, the Board of Directors approved the recommendations of the Compensation Committee. The salaries of the Named Executive Officers whose salaries will be adjusted are as follows:

Name	Title	Annual Salary
Baxter F. Phillips, Jr.	Executive Vice President and Chief Administrative Officer	$588,000
J. Christopher Adkins	Senior Vice President and Chief Operating Officer	$378,000
Eric B. Tolbert	Vice President and Chief Financial Officer	$228,800

2008 Bonus Program

On November 11, 2007 the Compensation Committee of the Company’s Board of Directors approved, and on November 12, 2007 the Board of Directors ratified, the terms of the 2008 Bonus Program (the “2008 Bonus Program”). The 2008 Bonus Program provides a cash target award to key employees of the Company the Named Executive Officers, with the exception of Don L. Blankenship whose annual bonus shall be set forth in a separate agreement.

The cash target awards are based on Company performance, individual performance, and for selected participants, performance goals specifically tailored to a participant’s job function and oversight responsibilities. For participants without specifically tailored performance goals, 75% of the cash target award is based on the achievement of certain levels of earnings before interest and taxes (“EBIT”) for fiscal year 2008 and 25% of the cash target award is based on the discretion of the Compensation Committee. For participants with specific performance goals, 50% of the cash target award is tied to specific performance criteria set by the Compensation Committee, 25% is tied to the achievement of certain levels of EBIT set by the Compensation Committee, and 25% is based on the discretion of the Compensation Committee. Depending on whether the Company performance targets and, for those with specifically tailored performance goals, specific performance criteria targets, are met, or to what degree the targets are exceeded, and depending on whether the Compensation Committee makes a discretionary award to a participant, a participant may not receive a cash award at all or may receive up to a maximum of two times his or her cash target award.

The criteria selected for specific performance goals under the 2008 Bonus Program may include safety performance, earnings per share, net coal sales, tons acquired, tons shipped, reduction of cash costs per ton, reduction of produced labor cost per ton, productivity of continuous miners (in terms of feet per shift), productivity of longwalls (in terms of feet of retreat per longwall per day), surface mining productivity (in terms of produced tons released and tons per man hour), idled asset sales, financial liquidity, and reduction of medical costs. The criteria selected for specific performance goals under the 2008 Bonus Program shall be selected and set before the end of the fiscal year.  The Compensation Committee shall set low, mid, and high targets for each of the foregoing criteria.  Each of the Named Executive Officers shall be given specific performance goals which shall be described once they have been set.

The cash bonus target awards approved for the Named Executive Officers for 2008, other than Mr. Blankenship, who is not part of the 2008 Bonus Program, are as follows:

Name	2008 Target Bonus Award
Baxter F. Phillips, Jr.	$325,000
J. Christopher Adkins	$325,000
Eric B. Tolbert	$70,000

2008 Long Term Incentive Award Program

On November 12, 2007, the Compensation Committee of the Company’s Board of Directors approved, and on November 12, 2007, the Board of Directors ratified, the terms and conditions of the Company’s 2008 Long Term Incentive Award Program (the “2008 LTI Program”) and the participants included in such program. The 2008 LTI Program grants varying amounts of stock options, restricted stock, restricted units and cash incentive awards to key employees of the Company, including the executive officers who were named in the Company’s 2007 Proxy Statement (the “Named Executive Officers”). Stock options, restricted stock, restricted units and cash incentive awards are granted under the Company’s  2006 Stock and Incentive Compensation Plan, as amended from time to time (the “2006 Plan”).

Pursuant to the terms of the 2008 LTI Program, one-third of the grant of stock options shall vest and become exercisable annually on each November 12 beginning in 2008.  Any unvested amounts shall vest and become immediately exercisable upon (i) termination by reason of retirement, death or permanent and total disability, as determined in accordance with the Company’s applicable personnel policies or (ii) if any participant’s employment is terminated by the Company or an affiliate of the Company without Cause (as defined in the form of stock option agreement) within two years following a Change in Control of the Company (as defined in the 2006 Plan).  A form of stock option agreement for the Named Executive Officers is attached hereto as Exhibit 10.2 and is hereby incorporated into this Item 5.02.

One-third of the grants of restricted stock shall vest and become free of restrictions annually on each November 12 beginning in 2008. One-third of the grants of restricted units shall vest and become payable in cash annually on each November 12 beginning in 2008. Any unvested amounts of restricted stock and restricted units shall vest and become immediately transferable upon (i) termination by reason of death or permanent and total disability, as determined in accordance with the Company’s applicable personnel policies or (ii) if any participant’s employment is terminated by the Company or an affiliate of the Company without Cause (as defined in the form of restricted stock agreement) within two years following a Change in Control of the Company (as defined in the 2006 Plan).  A form of restricted stock agreement and a form of restricted unit agreement for the Named Executive Officers are attached hereto as Exhibits 10.3 and 10.4, respectively, and are hereby incorporated into this Item 5.02.

The grants of cash incentive awards shall be paid on or about March 31, 2011 if certain performance targets are met for fiscal years 2008, 2009 and 2010 (the “Earnout Period”), based on earnings before taxes (EBT) or earnings before interest, taxes, depreciation and amortization (EBITDA), depending upon the category in which an executive officer is placed.  The cash incentive awards for all of the Named Executive Officers, except for Mr. Phillips, as well as for certain other executive officers are based upon EBT and the cash incentive awards for all other recipients are based upon EBITDA.  In lieu of being granted a cash incentive award if certain performance targets are met, Mr. Phillips requested and the Board of Directors approved that the value of Mr. Phillips’ cash incentive award target be made in restricted stock.  A form of cash incentive award agreement based on EBT and a form of cash incentive award agreement based on EBITDA are attached hereto as Exhibits 10.5 and 10.6, respectively, and are hereby incorporated into this Item 5.02. The target amounts shall be payable upon if the participant’s employment is terminated on or after November 12, 2007 through the Earnout Period by the Company or an affiliate of the Company without Cause (as defined in the cash incentive award agreements) within two years after a Change in Control of the Company (as defined in the 2006 Plan) that occurs on or after November 12, 2007 through the Earnout Period. If participant’s employment is terminated during the Earnout Period as a result of death or permanent and total disability, then the participant will be entitled to a pro rata portion of the incentive cash award which ultimately becomes payable based upon the period of the participant’s employment during the Earnout Period. The Compensation Committee will determine whether the financial targets have been achieved for such period.

Retention and Employment Agreement with Chief Operating Officer

On November 13, 2007, Christopher Adkins, Senior Vice President and Chief Operating Officer, entered into a Retention and Employment Agreement with the Company, effective November 13, 2007.  The Employment Agreement provides for an initial three-year term, provided, however, that the Employment Agreement will continue in effect for a period of two years beyond the initial term if a Change of Control (as defined in the Employment Agreement) occurs during the initial term. Under such agreement, Mr. Adkins will be entitled to:

• a minimum base salary of $378,000, subject to increase by the Board of Directors of the Company as its deems appropriate;
•  an annual cash bonus award with a target amount equal to $325,000 for the Company’s 2008  fiscal  year, $350,000 for the Company’s 2009 fiscal year, and $375,000 for the Company’s 2010 fiscal year or any subsequent fiscal year;

• an annual discretionary bonus in an amount not to exceed $22,000 to be paid at the discretion of the Company’s Chief Executive Officer and President;
•  an annual award under the Company’s Long-Term Incentive Plan and the Company’s 2006 Stock and Incentive Plan consistent with other executives at Mr. Adkins’ level with a target award value of not less than $500,000, subject to increase by the Compensation Committee of the Board of Directors as it deems appropriate;

•  an annual retention cash award of $150,000 to be paid on each of January 1, 2008, January 1, 2009, and January 1, 2010 provided Mr. Adkins remains continuously employed by the Company through each of the respective payment dates; and

• life insurance, D&O insurance, medical and other standard benefits and perquisites provided to senior executives from time to time.

The Employment Agreement does not modify Mr. Adkins’ Change in Control Agreement, dated December 21, 2005 filed as Exhibit 10.6 to Form 8-K filed on December 22, 2005 (the “Change in Control Agreement”).

In light of the terms and conditions of the Employment Agreement, the Employment Agreement modifies the outstanding agreement with Mr. Adkins concerning the purchase of his residence so that the entire outstanding principal balance, together with all accrued interest (that otherwise would be completely forgiven in accordance with its terms by June 24, 2010), be forgiven as of November 13, 2007.  Additionally, the Company will reimburse Mr. Adkins for the taxes incurred by Mr. Adkins in connection with the forgiveness of the outstanding principal balance and accrued interest.

The Employment Agreement further provides that following a termination by the Company for any reason other than Cause (as defined, and determined pursuant to the procedure in the Change in Control Agreement) under circumstances where such cessation of employment is not covered by the Change in Control Agreement or Mr. Adkins is deceased, Mr. Adkins (or his estate if he is deceased) will be entitled to a lump sum payment equal to 2.5 times the sum of Mr. Adkins’ base salary of $378,000 plus Mr. Akins’ annual cash bonus target amount in effect for the fiscal years remaining under the Employment Agreement in which Mr. Adkins’ termination date occurs, unless Mr. Akins elects to terminate his employment voluntarily during the term of the Employment Agreement other than for any reason what would constitute a Constructive Termination Associated with a Change in Control (as defined, and determined pursuant to the procedure, in the Change in Control Agreement, under circumstances where such Constructive Termination is not covered by the Change in Control Agreement).

Any payment or benefit that is provided pursuant to or in connection with the Employment Agreement that is considered to be nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, will be provided and paid in a manner as complies with the applicable requirements of Section 409A.

Subject to certain exceptions, the Company will also pay Mr. Akins a gross-up payment, in the event any payment or benefit becomes subject to excise tax under Internal Revenue Code Section 4999, such that after payment of all taxes, including on the gross-up payment, Mr. Adkins retains an amount of the gross-up payment equal to such aggregate excise taxes.

The Employment Agreement also provides for confidentiality obligations during and following Mr. Adkins’ employment and includes noncompetition and nonsolicitation provisions that are effective during, and for one year following, his employment. If Mr. Adkins breaches any of his confidentiality, noncompetition or nonsolicitation provisions, he will forfeit any unpaid amounts or benefits.

The Employment Agreement will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Amendments to Change in Control Severance Agreements

On November 12, 2007 the Board of Directors approved changes to the Company’s three forms of Change in Control Severance Agreements for Tier 1, Tier 2 and Tier 3 participants.  Changes were made to the Change in Control Severance Agreements so that any payment or benefit that is provided pursuant to or in connection with the Change in Control Severance Agreements that is considered nonqualified deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, will be provided and paid in a manner as complies with the applicable requirements of Section 409A.  Additionally, the Board of Directors approved that the term of the Tier 3 Change in Control Severance Agreements be extended two additional years so that they will continue through December 31, 2009.  The three forms of Change in Control Severance Agreements, as amended and restated, are attached hereto as Exhibits 10.7, 10.8 and 10.9 and are hereby incorporated by reference into this Item 5.02.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Massey Energy Company Non-Employee Director Compensation Summary (as Amended and Restated Effective November 12, 2007).
10.2	Form of stock option agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.
10.3	Form of restricted stock agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.
10.4	Form of restricted unit agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.

10.5	Form of cash incentive award agreement based on earnings before taxes under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.
10.6	Form of cash incentive award agreement based on earnings before interest, taxes, deprecation and amortization under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.
10.7	Form of Change in Control Severance Agreement for Tier 1 Participants.

10.8	Form of Change in Control Severance Agreement for Tier 2 Participants.
10.9	Form of Change in Control Severance Agreement for Tier 3 Participants.
16.1	Letter from Arnett & Foster to the Securities and Exchange Commission, dated November 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: November 16, 2007	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary

Exhibit Index

Exhibit Number	Description
10.1	Massey Energy Company Non-Employee Director Compensation Summary (as Amended and Restated Effective November 12, 2007).
10.2	Form of stock option agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.
10.3	Form of restricted stock agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.
10.4	Form of restricted unit agreement under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.
10.5	Form of cash incentive award agreement based on earnings before taxes under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.
10.6	Form of cash incentive award agreement based on earnings before interest, taxes, deprecation and amortization under the Massey Energy Company 2006 Stock and Incentive Compensation Plan.
10.7	Form of Change in Control Severance Agreement for Tier 1 Participants.
10.8	Form of Change in Control Severance Agreement for Tier 2 Participants.
10.9	Form of Change in Control Severance Agreement for Tier 3 Participants.
16.1	Letter from Arnett & Foster to the Securities and Exchange Commission, dated November 16, 2007.